Exhibit 5.1

March 26, 2013

Board of Directors

Hampton Roads Bankshares, Inc.

641 Lynnhaven Parkway

Virginia Beach, VA 23452

Re:	Registration Statement on Form S-3
Registration No. 333-184557

Ladies and Gentlemen:

We have acted as counsel to Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed on October 23, 2012 with the Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 filed with the Commission on the date hereof (the “Registration Statement”) of (i) warrants (“Warrants”) to purchase shares of Company common stock, $0.01 par value per share (“Common Stock”), (ii) up to 138,668,812 shares of Common Stock, including 757,643 shares of Common Stock underlying the Warrants, and (iii) any shares that may be registered pursuant to any subsequent registration statement the Company may hereafter file with the Commission in connection with such transaction pursuant to Rule 462(b) under the Securities Act (collectively, the “Securities”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

Of the Securities being registered, (i) 137,911,169 shares of Common Stock are presently issued and outstanding (“Outstanding Shares”), (ii) the Warrants are presently issued and outstanding (“Outstanding Warrants”) and (iii) 757,643 shares of Common Stock are issuable upon the exercise of the Outstanding Warrants (“Warrant Shares”).

In our capacity as your counsel in connection with such registration and as a basis for the opinion hereinafter expressed, we have examined (i) the Registration Statement, (ii) certificates of public officials and of representatives of the Company and (iii) such corporate proceedings, records and documents as we have considered necessary for the purposes of this opinion. We have assumed that (i) the signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform to the originals thereof, (iv) the Registration Statement and any amendments thereto will have become effective (and will remain effective) at the time of the offer, issuance and sale of the securities thereunder and (v) the prospectus and any prospectus supplement describing such securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

Board of Directors

March 26, 2013

1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

2. The Outstanding Warrants have been issued and paid for in accordance with the terms and conditions of that certain Amended and Restated Warrant to Purchase 1,325,858 Shares of Common Stock of the Company, dated September 30, 2010 (the “Warrant Agreement”), and the Warrant Agreement has been duly authorized and constitutes a valid and binding obligation, under the laws of New York, of the Company.

3. The Warrant Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Outstanding Warrants, will be validly issued, fully paid and nonassessable.

Our opinion that the Warrant Agreement is a binding obligation may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent or voluntary transfer or other similar laws affecting the enforcement of creditors’ rights generally or debtors’ obligations generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including the availability of equitable remedies and the extent to which equitable defenses may be raised, and (iii) an implied covenant of good faith and fair dealing. In addition, any such enforceability opinion is subject to the further qualification that a court may decline to enforce the choice of law provisions on the grounds of comity or because United States constitutional requirements are not satisfied. We express no opinion concerning the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and the Virginia Stock Corporation Act. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

/s/ Williams Mullen